#018 Global Natural Resources Fund
2/28/06 Semiannual Report


Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

For the period ended February 28, 2006 Putnam Management has assumed $2,905 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1 (000s omitted)

Class A	 	  351


72DD2 (000s omitted)

Class R		    1
Class Y		    17

73A1

Class A		 0.029

73A2

Class R		 0.027
Class Y		 0.043

74U1 (000s omitted)

Class A		 14,310
Class B		  4,910
Class C		   904

74U2 (000s omitted)

Class M		 250
Class R		 61
Class Y		 475


74V1

Class A		 29.25
Class B		 27.63
Class C		 28.03

74V2

Class M		 28.60
Class R		 29.09
Class Y		 29.27


85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.